UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2010 (February 24, 2010)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 24, 2010, Ms. Tong Li resigned as the Chief Financial Officer of Yayi International Inc. (the “Company”), effective immediately. Ms. Li’s resignation was not in connection with any known disagreement with the Company on any matter. On the same date, the Board of Directors of the Company appointed Ms. Veronica Chen to serve as the Company’s Chief Financial Officer, effective immediately upon Ms. Li’s resignation.

Ms. Chen is a seasoned executive with more than 20 years of experience in accounting, financial management, and general management of several public companies. Prior to joining the Company, from December 2007 through January 2010, she held Chief Financial Officer positions at several NASDAQ listed Chinese companies, including China Natural Gas, Inc. (NASDAQ: CHNG), China Valves Technology, Inc. (NASDAQ: CVVT) and Origin Agritech, Limited (NASDAQ: SEED). From December 2006 to November 2007, she served as Senior Director of Finance at iKang Healthcare In., a large health care management company in China. Ms. Chen was Director of Finance at eLong (NASDAQ: LONG) from August 2001 to November 2006, and Finance Manager of the North China Region for Eli Lilly Asia’s China Representative Office from September 2000 to July 2001. Ms. Chen currently holds memberships with CPA Australia and The National Institute of Accountants (NIA) of Australia. She received a degree of Doctor of Business Administration from Victoria University, Neuchatel, Switzerland and an MBA degree from City University of Seattle, Washington, U.S.

On February 24, 2010, the Company’s indirect, wholly-owned subsidiary, Tianjin Yayi Industrial Co. Ltd. (“Tianjin Yayi”) and Ms. Chen entered into an employment agreement (the “Employment Agreement”). The term of the Employment Agreement is for three years commencing on February 24, 2010 and terminating on February 23, 2013. The Employment Agreement provides, among other things, that Ms. Chen’s annual compensation will be RMB 800,000 (approximately $117,600). In addition, subject to the approval by the Board of Directors of the Company, Ms. Chen will enter into a stock option agreement with the Company, pursuant to which the Company will grant Ms. Chen options to acquire an aggregate 250,000 shares of common stock of the Company.

During the term of the Employment Agreement, if either party terminates the employment for any reason, a minimum of thirty (30) days notice must be given in writing to the other party. Without such notice, the Employment Agreement will be extended automatically for another two years. The Company may terminate Ms. Chen’s employment immediately for her certain activities, such as serious breach of the Company’s rules and regulations, refusal to follow the instructions by the Board of Directors of the Company, conviction of crimes, and certain fraudulent and dishonest activities.

The foregoing summary of the material terms and conditions of the Employment Agreement is qualified in its entirety by reference to the English Translation of Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

There is no family relationship exists between Ms. Chen and any directors or executive officers of the Company. In addition, there has been no transaction, no is there any currently proposed transaction between Ms. Chen and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of a February 26, 2010 press release announcing Ms. Chen’s appointment as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description
10.1	English Translation of Employment Agreement, dated February 24, 2010, by and between Tianjin Yayi Industrial Co. Ltd. and Veronica Chen.
99.1	Press Release dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: March 2, 2010

/s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	English Translation of Employment Agreement, dated February 24, 2010, by and between Tianjin Yayi Industrial Co. Ltd. and Veronica Chen.
99.1	Press Release dated February 26, 2010.